NOTE CANCELLATION AND EXTINGUISHMENT AGREEMENT

This NOTE CANCELLATION AND EXTINGUISHMENT AGREEMENT (“Cancellation Agreement”) is made as of April 9, 2008, by and between the Skins Inc., a Nevada corporation (the “Company”), and the undersigned (“Holder”) (collectively, the “Parties”).

WHEREAS, on the Note Date as indicated on the signature page hereof, the Parties entered into a Secured Promissory Note (“Note”), pursuant to which Company promised to pay to Holder or its registered assignees, the Principal Sum as indicated on the signature page hereof, together with interest in accordance with the Note;

WHEREAS, the Holder desires to roll the Principal Sum under the Note into the Company’s private placement that is closing on the date hereof, on the same terms of the offering, and forego and waive any and all interest and other amounts due under the Note, thereby extinguishing and canceling the Note in full; and

WHEREAS, the Holder and the Company shall have entered into a subscription agreement for the private placement pursuant to the Holder’s purchase of securities from the Company in full and complete satisfaction of the Note, and any and all security and collateral under the Note is hereby released.

NOW THEREFORE, in consideration of the covenants and agreements, including the subscription agreement, hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Debt Cancellation and Extinguishment. Holder hereby cancels the indebtedness represented by the Note and acknowledges and agrees that such indebtedness is hereby extinguished in its entirety pursuant to which the Principal Sum amount shall be rolled into the Company’s private placement that is closing on the date hereof in accordance with the subscription agreement, any and all interest is hereby waived and extinguished, and any and all security and collateral under the Note is hereby released in full.

2. Additional Shares. In consideration of rolling the Principal Sum into the private placement and foregoing interest, the Company agrees to issue additional shares to the Holder in connection with the Note, in such amount as indicated in Schedule A, attached hereto.

3. Miscellaneous. This Cancellation Agreement may be executed in any number of facsimile counterparts, all of which shall be but a single original. This Cancellation Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. The Parties shall execute and deliver from time to time hereafter, upon written request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Cancellation Agreement.

4. Governing Law. This Cancellation Agreement and all actions arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have entered into this Cancellation Agreement as of the date first set forth above.

HOLDER

Name of Holder (Print):___________________________

Note Date: ___________________________

Principal Sum: ___________________________

Signature : ____________________________

[SIGNATURE PAGE OF HOLDER]

IN WITNESS WHEREOF, the Parties have entered into this Cancellation Agreement as of the date first set forth above.

COMPANY

SKINS INC.

By: Name: Mark Klein

Title: Chief Executive Officer

[SIGNATURE PAGE OF COMPANY]

SCHEDULE A

SCHEDULE OF ADDITIONAL SHARES TO BE ISSUED

Name	No. of Additional Shares to be Issued
Deborah Gargiulo	1,482
Michael Rosenthal	42,088
Joshua Hermelin	32,086
Geoffrey Dubey	120,321
Joshua Hermelin	120,321
TOTAL	316,298